NL Industries, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, TX 75240-2697	Contact: Janet G. Keckeisen Vice President – Corporate Strategy and Investor Relations (972) 233-1700
News Release

FOR IMMEDIATE RELEASE

NL INDUSTRIES ANNOUNCES $0.06 PER SHARE DIVIDEND
FOR THE FIRST QUARTER OF 2021

DALLAS, TEXAS – March 3, 2021 - NL Industries, Inc. (NYSE:NL) today announced that its Board of Directors voted to declare a quarterly dividend of six cents ($0.06) per share on its common stock payable on March 25, 2021 to shareholders of record at the close of business on March 15, 2021.

NL Industries, Inc. is engaged in the component products (security products and recreational marine components) and titanium dioxide products businesses.

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